UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 6, 2007

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 – Other Events

Item 8.01 Other Events

On December 6, 2007, Yum! Brands, Inc. issued a press release announcing its 2008 expectations and an expanded U.S Refranchising plan. That press release is attached as exhibit 99.1. Yum also posted supplemental 2008 guidance on its website on December 6, 2007. That guidance is attached as exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 6, 2007

Yum! Brands Announces 2008 Expectations and Expanded U.S. Refranchising; Hosts Annual Investor Update

99.2 Supplemental 2008 Guidance as posted on Yum's website

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: December 7, 2007	/s/ Ted F. Knopf
Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

Exhibit 99.1

Yum! Brands Announces 2008 Expectations and Expanded U.S. Refranchising;

Hosts Annual Investor Update

Louisville, Ky. (December 6, 2007) —Yum! Brands Inc. (NYSE: YUM) announced today that for the full year 2008, it expects EPS growth of at least 10%, which would mark the seventh straight year the company will have met or exceeded its annual target of at least 10% EPS growth.

Yum! Brands also announced the expansion of its U.S. refranchising, targeting company ownership potentially below 10% by year-end 2010, down from approximately 20% at year-end 2007, dependent on market and other conditions. Additional information will be provided at the company’s investor update meeting on December 12.

Our four key strategies remain unchanged and are the key drivers of our record of consistency, global growth, and strong global cash generation. We expect to build on this track record in 2008 by continuing to execute against each of these strategies as outlined below:

•	BUILD LEADING BRANDS ACROSS CHINA IN EVERY SIGNIFICANT CATEGORY
-	System-sales and revenue growth of at least 20% in mainland China, both on a local-currency basis.
-

At least 425 new-restaurant openings in mainland China, including 310 KFCs, 85 Pizza Hut Casual Dining restaurants, 20 Pizza Hut Home Service restaurants, and 10 East Dawnings. At least 450 new China Division (including KFC Taiwan and Thailand) restaurants.

-	China Division restaurant margin down slightly versus 2007 due to unusually high commodity inflation early in 2008.
-	China Division operating-profit growth of at least 20%.

•	DRIVE AGGRESSIVE EXPANSION AND BUILD OUR BRANDS IN INTERNATIONAL MARKETS
-

System-sales growth of at least 5%, and revenue growth expected to be even with 2007, both on a local-currency basis. Revenue growth is expected to be negatively impacted by approximately 5 percentage points due to refranchising activity for both 2007 and 2008, as sales from company restaurants are replaced by franchise royalties while reducing assets invested.

-	At least 750 new YRI restaurant openings, including 450 new KFCs, 250 new Pizza Huts and approximately 15 Taco Bells. These new restaurants will be opened in at least 50 countries around the globe.
-	Restaurant margin comparable to 2007.
-	Franchise ownership at year-end 2008 of 87%.
-	Operating-profit growth of 10%.

•	DRAMATICALLY IMPROVE U.S. BRAND POSITIONS, CONSISTENCY AND RETURNS
-

We expect to meet our previously communicated guidance of 17% company ownership or lower by year-end 2008 from approximately 20% at year-end 2007. Furthermore, we plan to expand our refranchising of U.S. company-owned restaurants, with company ownership of the U.S. system to potentially reach below 10% by year-end 2010. Refranchising activity will continue to focus primarily on Pizza Hut, KFC, and Long

John Silver’s. The actual timing and level of refranchising will be dependent on market conditions, identifying appropriate franchise partners, and performance of company operations. The expected financial impact through 2010, including cash proceeds and improvement in restaurant margin and ROIC, will be provided at our investor update meeting on December 12.

-

350 new-restaurant openings and system-sales growth of 3%. Revenues are expected to be flat as a result of refranchising activity during 2007 and 2008, which will negatively impact 2008 revenue growth by at least 4 percentage points.

-	U.S. blended same-store-sales growth at company restaurants in the range of +2% to +3%.
-	U.S. restaurant base down approximately 1% versus 2007, reflecting +1% to +2% net restaurant growth for Taco Bell, which will be offset by net closures at KFC, Pizza Hut and Long John Silver’s.
-	Restaurant margin comparable to 2007.
-	Operating-profit growth of 5%.

•	DRIVE INDUSTRY-LEADING, LONG-TERM SHAREHOLDER AND FRANCHISEE RETURNS
-	Return on invested capital to remain at about 18%.
-	Reduction in average shares outstanding of about 6%, to about 510 million shares.
-	Global gains from refranchising ranging from $20 to $50 million, with expected pre-tax proceeds of at least $400 million, and a reduction in assets of approximately $300 million.
-	Growth in franchise fees of at least +8%, resulting from worldwide-restaurant expansion, same-store-sales growth, and refranchising in the U.S. and YRI.

Quarterly EPS results for 2008 will have the potential for sizeable swings from quarter to quarter. This would be due to factors such as our quarterly tax rate and timing of refranchising transactions, including any associated gains or losses. Other items that could have an impact on 2008 quarterly results include (1) one-time gain from the sale of our minority interest in KFC Japan (at least $70 million before taxes in Q1 2008), (2) expenses related to U.S. business-growth initiatives (amount and timing to be determined), (3) charges related to G&A productivity initiatives, refranchising, and realignment of resources to drive stronger U.S. brand growth (up to $20 million before taxes in Q1 2008 with impact to remaining quarters to be determined). Additional information will be provided at our investor update meeting on December 12.

Note: All preceding guidance is in “as reported” terms unless otherwise noted as local-currency basis.

ADDITIONAL DETAILS OF OUR 2008 ANNUAL GUIDANCE IS AVAILABLE ONLINE

At the following URL: http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings. The company will provide additional annual guidance for key items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2008 remain in effect.

2007 ANNUAL UPDATE FOR INVESTORS & ANALYSTS

The company will present an update on its business strategies and global expansion outlook on Wednesday, December 12, from approximately 9 a.m. to 12 p.m. EST, at the New York Stock Exchange. The audio webcast and presentation will be available online at www.yum.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 35,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,500 multibrand restaurants. Outside the United States in 2006, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past three years, one of Black Enterprise Magazine’s “30 Hottest Franchises for 2006,” one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”

Exhibit 99.2

YUM! BRANDS INC. SUPPLEMENTAL 2008 GUIDANCE

FOR 2008, YUM! BRANDS EXPECTS...

•	General and administrative costs up by +3% to +4% versus 2007 due to the negative impact of foreign-currency translation and continued investment in mainland China and YRI’s strategic markets.
•	Interest expense up about $80 million versus 2007 due to a higher debt level.
•	Worldwide closure and impairment charges of $30 to $40 million.
•

Approximately $10 to $20 million positive impact from foreign-currency conversion on operating profit for the full year. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company’s international businesses.

•	Effective tax rate of 28% to 30%.
•	Capital expenditures of $700 to $750 million.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 35,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,500 multibrand restaurants. Outside the United States in 2006, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past three years, one of Black Enterprise Magazine’s “30 Hottest Franchises for 2006,” one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”